Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-199561 and 333-204556 on Form S-3 and Registration Statement Nos. 333-213589, 333-161151, and 333-177572 on Form S-8 of WEC Energy Group, Inc. of our report dated February 8, 2017, relating to the financial statements of American Transmission Company LLC, appearing in this Annual Report on Form 10-K of WEC Energy Group, Inc. for the year ended December 31, 2016.

/s/DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
February 28, 2017